Exhibit 99.1

BIOMET ANNOUNCES RESOLUTION TO FCPA INVESTIGATION

Warsaw, IN, March 26, 2012 – Biomet, Inc. announced today that it has entered into a Deferred Prosecution Agreement (DPA) with the U.S. Department of Justice (DOJ) and a Consent to Final Judgment (Consent Agreement) with the U.S. Securities and Exchange Commission (SEC) related to publicly disclosed Foreign Corrupt Practices Act (FCPA) investigations by the DOJ and the SEC. Through the DPA, the DOJ agrees not to prosecute the Company in connection with this matter, provided that the Company satisfies its obligations under the agreement over the next three years. The DPA calls for the appointment of an independent external compliance monitor to review the Company’s compliance with the DPA, particularly in relation to the Company’s international sales practices, for at least the first 18 months of the three year term of the DPA. The Company has also agreed to pay a monetary penalty of $17,280,000 to resolve the charges brought by the United States Department of Justice. The terms of the DPA and the associated monetary penalty reflect the Company’s full cooperation throughout the investigation.

The Company has contemporaneously reached a Consent Agreement with the SEC to settle civil claims related to this matter. As part of the Consent Agreement, Biomet has agreed to the SEC’s entry of a Final Judgment requiring Biomet to disgorge profits and pay prejudgment interest in the aggregate amount of $5,575,731.

Biomet’s President and Chief Executive Officer, Jeffrey R. Binder, stated: “Biomet has long been committed to upholding the highest standards of ethical and legal conduct both in the United States and abroad. Over the past several years, we have significantly enhanced our global compliance procedures and financial controls, and we fully intend to work with the independent monitor and the Department of Justice and Securities and Exchange Commission to bolster our FCPA compliance practices and procedures. Moving forward, we intend to continue to adhere to our enhanced global compliance procedures, and to promote the Company’s commitment to the highest ethical standards in all the markets that we serve.”

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses large joint reconstructive products, including orthopedic joint replacement devices, and bone cements and accessories; sports medicine, extremities and trauma products, including internal and external orthopedic fixation devices; spine and bone healing products, including spine hardware, spinal stimulation devices, and orthobiologics, as well as electrical bone growth stimulators and softgoods and bracing; dental reconstructive products; and other products, including microfixation products and autologous therapies. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

Contacts

For further information contact Bill Kolter, Corporate Vice President, Public Affairs, at 574-372-1535 or bill.kolter@biomet.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the impact of federal health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.